TIEMPO

July 14, 2006

Dear Sothia Condon,

Please be advised that we are electing our option to renew pursuant to our June 4th, 2003 agreement to lease.

Yours truly,

/s/ Kimberley Danforth

Tiempo

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1601 14th Street SW Calgary, Alberta T3C 1E3

Tel:  (403) 228-2483  Fax (403) 228-2843  email:  tiempo@telus.net